Exhibit 10.2

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Security Agreement”), dated as of April 1, 2016, is by and among the parties identified as “Grantors” on the signature pages hereto and such other parties as may become Grantors hereunder after the date hereof (individually a “Grantor”, and collectively the “Grantors”) and BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the holders of the Secured Obligations referenced below.

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities were established in favor of Armstrong World Industries, Inc., a Pennsylvania corporation (the “Borrower”), pursuant to the terms of that certain amended and restated credit agreement dated as of March 15, 2013 (as amended and modified prior to the Closing Date, the “Existing Credit Agreement”) among the Borrower, Armstrong Wood Products, Inc., a Delaware corporation (“AWP”), certain of their respective Subsidiaries, as guarantors thereunder, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders thereunder;

WHEREAS, in connection with the Existing Credit Agreement, the Borrower, AWP, and certain of their respective Subsidiaries entered into that certain Amended and Restated Security Agreement dated as of March 15, 2013 (the “Existing Security Agreement”);

WHEREAS, the Borrower has requested certain modifications to the revolving credit and term loan facilities under the Existing Credit Agreement;

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions provided in that certain Amended and Restated Credit Agreement, dated as of the date hereof (as amended and modified, the “Credit Agreement”), among the Borrower, certain of its Subsidiaries, as guarantors thereunder, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders thereunder; and

WHEREAS, this Security Agreement is required under the terms of the Credit Agreement, and is given in amendment to, restatement of and substitution for the Existing Security Agreement provided in connection with the Existing Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.

(a)Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.  In addition, the following terms, which are defined in the UCC as in effect in the State of New York on the date hereof, are used as defined therein: Accession, Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Equipment, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Proceeds, Software, and Supporting Obligation.

(b)	As used herein, the following terms shall have the meaning set forth below: “Borrower” has the meaning provided in the recitals hereof.

“Collateral” has the meaning provided in Section 2 hereof.

“Collateral Agent” has the meaning provided in the introductory paragraph hereof, together with successors and assigns.

“Copyright License” means any written agreement, naming any Grantor as licensor, granting any right under any Copyright.

“Copyrights” means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Copyright Office, and (b) all renewals thereof.

“Credit Agreement” has the meaning provided in the recitals hereof.

“Event of Default” has the meaning provided in Section 7 hereof.

“Existing Credit Agreement” has the meaning provided in the recitals hereof.

“Existing Security Agreement” has the meaning provided in the recitals hereof.

“Grantor” has the meaning provided in the introductory paragraph hereof.

“Indemnified Party” has the meaning provided in Section 8(b) hereof.

“Patent License” means any written agreement providing for the grant by or to a Grantor of any right under a Patent.

“Patents” means (a) all letters patent of the United States and all reissues and extensions thereof, and (b) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof.

“Secured Obligations” means, without duplication, (a) all Obligations and (b) all costs and expenses incurred in connection with enforcement and collection of the Secured Obligations, including reasonable attorneys’ fees and expenses.

“Security Agreement” has the meaning provided in the introductory paragraph hereof, as amended and modified.

“Trademark License” means any written agreement providing for the grant by or to a

Grantor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code as in effect in the state of New York from time to time.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the

United States Code.

2.Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a)all Accounts;

(b)all cash and currency; (c)all Chattel Paper;

(d)those Commercial Tort Claims identified on Schedule 2(d) attached hereto;

(e)all Copyrights;

(f)all Copyright Licenses; (g)all Deposit Accounts; (h)all Documents;

(i)all Equipment; (j)all Fixtures;

(k)all General Intangibles; (l)all Instruments;

(m)all Inventory;

(n)all Investment Property;

(o)all Letter-of-Credit Rights; (p)all Patents;

(q)all Patent Licenses; (r)all Software;

(s)all Supporting Obligations; (t)all Trademarks;

(u)all Trademark Licenses;

(v)all other personal property of such Grantor of whatever type or description; and

(w)to the extent not otherwise included, all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this

Security Agreement shall not extend to, and the “Collateral” shall not include, any Excluded Property.

The Grantors and the Collateral Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3.Provisions Relating to Accounts.

(a)Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Collateral Agent nor any holder of the Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any holder of the Secured Obligations of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any holder of the Secured Obligations be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

(b)At any time after the occurrence and during the continuation of an Event of Default, (i) the Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications, (ii) upon the Collateral Agent’s request and at the expense of the Grantors, the Grantors shall furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts, and (iii) the Collateral Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts.

4.         Representations and Warranties. Each Grantor hereby represents and warrants to the

Collateral Agent, for the benefit of the holders of the Secured Obligations, that:

(a)Legal Name; Chief Executive Office. As of the date hereof:

(i)Each Grantor’s exact legal name, state of incorporation or formation and chief executive office are (and for the prior four months has been) as set forth in Schedule

6.20(a)(i) and Schedule 6.20(b) to the Credit Agreement.

(ii)       Other than as set forth on Schedule 6.20(b) of the Credit Agreement, no Grantor has been party to a merger, consolidation or other change in structure in the prior four months.

(b)Ownership. Each Grantor is the legal and beneficial owner of the Collateral that it is pledging and has the right to pledge, sell, assign or transfer the same.

(c)Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the holders of the Secured Obligations, in the Collateral of such Grantor and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

(d)Accounts. (i) Each Account of such Grantor and the papers and documents relating thereto are genuine and in all material respects what they purport to be and (ii) each Account of such Grantor arises out of (A) a bona fide sale of Goods sold and delivered by such Grantor (or to be sold and delivered) or (B) services theretofore actually rendered by such Grantor (or to be actually rendered) to, the account debtor named therein.

(e)Copyrights, Patents and Trademarks.

(i)Schedule 6.17 of the Credit Agreement includes all material Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by any Grantor in its own name, or to which any Grantor is a party, as of the date hereof.

(ii)All registrations or letters pertaining material Copyrights, Patents and Trademarks have been duly and properly filed, and to each Grantor’s knowledge, each material Copyright, Patent and Trademark of such Grantor is valid, subsisting, unexpired, enforceable and has not been abandoned.

(iii)Except as set forth in Schedule 6.17 of the Credit Agreement, none of such material Copyrights, Patents and Trademarks is the subject of any licensing agreement or similar arrangement as of the date hereof.

(iv)Except as could not reasonably be expected to have a Material Adverse Effect, to each Grantor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of such Copyright, Patent or Trademark.

(v)       No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark that could reasonably be expected to have a Material Adverse Effect.

5.Covenants. Each Grantor covenants that, so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated, such Grantor shall:

(a)Other Liens; Disposition of Collateral. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein; provided, however, that each Grantor shall be permitted to effect the dispositions described in clauses (i) through (ix) of the definition of Disposition under the Credit

Agreement and to otherwise dispose of property as permitted under the Credit Agreement.

(b)Perfection of Security Interest. Execute and deliver to the Collateral Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and do all such other things as the Collateral Agent may reasonably deem necessary, appropriate or convenient (i) to assure to the Collateral Agent the effectiveness and priority of its security interests hereunder, including (A) filing or authorizing the Collateral Agent to file such financing statements (including renewal statements), amendments and supplements or such other instruments as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to material Copyrights, executing and delivering a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Exhibit 5(b)-1 attached hereto, (C) with regard to material Patents, executing and delivering a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 5(b)-2 attached hereto and (D) with regard to material Trademarks, executing and delivering a Notice of Grant of

Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 5(b)-3 attached hereto, (ii) to consummate the transactions contemplated hereby and

(iii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder. To that end, each Grantor authorizes the Collateral Agent to file one or more financing statements (which may describe the collateral as “all assets” or “all personal property”) disclosing the Collateral

Agent’s security interest in any or all of the Collateral of such Grantor without such Grantor’s signature thereon, and further each Grantor also hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other Person whom the Collateral Agent may designate, as such Grantor’s attorney-in-fact with full power and for the limited purpose to sign in the name of such Grantor any such financing statements (including renewal statements), amendments and supplements, notices or any similar documents that in the Collateral Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Secured Obligations remain unpaid and until the commitments relating thereto shall have been terminated. In the event for any reason the Law of any U.S. jurisdiction other than the State of New York becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Secured Obligations, such Grantor agrees to execute and deliver all such instruments and to do all such other things as the Collateral Agent in its sole discretion reasonably deems necessary, appropriate or convenient to preserve, protect and enforce the security interests of the Collateral Agent under the Law of such other U.S. jurisdiction (and, if a Grantor shall fail to do so promptly upon the request of the Collateral Agent, then the Collateral Agent may execute any and all such requested documents on behalf of such Grantor pursuant to the power of attorney granted hereinabove).

(c)Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any Person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than in the ordinary course of a Grantor’s business or as required by Law.

(d)Covenants Relating to Copyrights. Not knowingly do any act or omit to do any act whereby any material Copyright may reasonably be expected to become invalidated and (i) not knowingly do any act or omit to do any act whereby any material Copyright may become part of the public domain (other than pursuant to the natural term thereof); (ii) promptly notify the Collateral Agent if it knows that any material Copyright may become part of the public domain or of any materially adverse determination or development (including the institution of, or any such determination or development in, any court or tribunal in the United States) regarding a Grantor’s ownership of any such Copyright or its validity; (iii) take such actions as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by a Grantor including filing of applications for renewal where necessary; and (iv) promptly notify the Collateral Agent of any material infringement of any material Copyright of a Grantor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(e)Covenants Relating to Patents and Trademarks.

(i)To the extent reasonable under the circumstances, Grantor shall (A) continue to use each material Trademark on each and every trademark class of Goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non- use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the holders of the Secured Obligations, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) knowingly do any act or omit to do any act whereby any material Trademark may become invalidated.

(ii)       To the extent reasonable under the circumstances, Grantor shall not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated to the public.

(iii)Promptly notify the Collateral Agent if it knows that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated to the public (other than pursuant to the natural terms thereof), or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark

Office other than routine prosecution matters) regarding a Grantor’s ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

(iv)Take such actions as it shall reasonably deem appropriate under the circumstances , including in any proceeding before the United States Patent and Trademark Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents and Trademarks, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(v)Promptly notify the Collateral Agent after it learns that any material Patent or Trademark included in the Collateral is materially infringed, misappropriated or diluted by a third party and take such actions as it shall reasonably deem appropriate under the circumstances to sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or to otherwise protect such Patent or Trademark.

(f)Commercial Tort Claims.

(i)Concurrently with financial statements under Section 7.01(a) of the Credit

Agreement, notify the Collateral Agent in writing of the initiation of any Commercial Tort

Claim in excess of $5,000,000 before any Governmental Authority by or in favor of such

Grantor.

(ii)Execute and deliver such statements, documents and notices and do and cause to be done all such things as the Collateral Agent may reasonably deem necessary, appropriate or convenient, or as are required by Law, to create, perfect and maintain the Collateral Agent’s security interest in any Commercial Tort Claim.

6.Advances by Holders of the Secured Obligations. On failure of any Grantor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Collateral Agent may make for the protection of the security hereof or may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall, subject to Section 2.08 of the Credit Agreement, bear interest from the date said amounts are expended at the rate then applicable to Revolving Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Collateral Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any default under the terms of this Security Agreement, the other Loan Documents or any other documents relating to the Secured Obligations. The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7.Events of Default. The occurrence of an event that would constitute an Event of Default under the Credit Agreement shall be an Event of Default hereunder (an “Event of Default”).

8.Remedies.

(a)General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent and the holders of the Secured Obligations shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by Law (including levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Collateral and, further, the Collateral Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Collateral Agent at the expense of the Grantors any Collateral at any place and time designated by the Collateral Agent that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of Law, all of which each of the Grantors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the

Collateral Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each of the Grantors acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale and waives any claims against the Collateral Agent arising by reason that any such private sale shall not have been made in a commercially reasonable manner. The Collateral Agent’s disclaimer of warranties relating to the Collateral shall not be considered to adversely affect the commercial reasonableness of any sale. In addition to all other sums due the Collateral Agent and the holders of the Secured Obligations with respect to the Secured Obligations, the Grantors shall pay the Collateral Agent and each of the holders of the Secured Obligations all reasonable documented costs and expenses incurred by the Collateral Agent or any such holder of the Secured Obligations (including reasonable attorneys’ fees and expenses and court costs) in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Collateral Agent or the holders of the Secured Obligations or the Grantors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including any of the foregoing arising in, arising under or related to a case under Debtor Relief Laws. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten (10) Business Days before the time of sale or other event giving rise to the requirement of such notice. The Collateral Agent and the holders of the Secured Obligations shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by Law, any holder of the Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Collateral Agent and the holders of the Secured Obligations may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Collateral Agent and the holders of the Secured Obligations may further postpone such sale by announcement made at such time and place.

(b)Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Collateral Agent has exercised any or all of its rights and remedies hereunder, each Grantor will promptly upon request of the Collateral Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Collateral Agent. In addition, the Collateral Agent shall have the right to enforce any

Grantor’s rights against its customers and account debtors, and the Collateral Agent or its designee may notify any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Collateral Agent or of the Collateral Agent’s security interest therein, and may

(either in its own name or in the name of a Grantor or both) demand, collect (including by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Collateral Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts. Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Collateral Agent in accordance with the provisions hereof shall be solely for the Collateral Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Collateral Agent and the holders of the Secured Obligations shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Grantor hereby agrees to indemnify the Collateral Agent and the holders of the Secured Obligations from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses and charges, including reasonable attorneys’ fees and expenses, suffered or incurred by the Collateral Agent or the holders of the Secured Obligations (each, an “Indemnified

Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Grantor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto. All amounts due under this subsection shall be payable within ten (10) Business Days after demand therefor.

(c)Access. In addition to the rights and remedies hereunder, upon the occurrence of an

Event of Default and during the continuation thereof, the Collateral Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Collateral Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(d)Nonexclusive Nature of Remedies. Failure by the Collateral Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Security Agreement, any other Loan Document, any other documents relating to the Secured Obligations, or as provided by Law, or any delay by the Collateral Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by Law, neither the Collateral Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Collateral Agent or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or Law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Collateral

Agents and the holders of the Secured Obligations under this Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Collateral Agent or the holders of the Secured Obligations may have.

(e)Retention of Collateral. To the extent permitted under applicable Law, in addition to the rights and remedies hereunder, upon the occurrence and continuance of an Event of Default, the Collateral Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f)Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the holders of the Secured Obligations are legally entitled, the Grantors shall be jointly and severally liable for the deficiency (subject to Section 25 hereof), together with interest thereon at the Default Rate, together with the costs of collection and reasonable attorneys’ fees and expenses. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

9.Release of Collateral. Upon request, the Collateral Agent shall promptly deliver to the applicable Grantor (at such Grantor’s expense) appropriate release documentation to the extent the release of

Collateral is permitted under, and on the terms and conditions set forth in, the Credit Agreement; provided that any such release, or the substitution of any of the Collateral for other Collateral, will not alter, vary or diminish in any way the force, effect, lien, pledge or security interest of this Security Agreement as to any and all Collateral not expressly released or substituted, and this Security Agreement shall continue as a first priority lien (subject to Permitted Liens) on any and all Collateral not expressly released or substituted.

10.Rights of the Collateral Agent.

(a)Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Collateral Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i)to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Collateral Agent may reasonably deem appropriate;

(ii)to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(iii)to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may reasonably deem appropriate;

(iv)to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the Goods giving rise to the Collateral on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v)to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(vi)to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii)to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(viii)to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the Goods or services that have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;

thereto;

(ix)to adjust and settle claims under any insurance policy relating

(x)to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

(xi)to institute any foreclosure proceedings that the Collateral Agent may reasonably deem appropriate; and

(xii)to do and perform all such other acts and things as the Collateral Agent may reasonably deem appropriate or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or Law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)Performance by the Collateral Agent of Obligations. If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantors on a joint and several basis (subject to Section

25 hereof).

(c)Assignment by the Collateral Agent. The Collateral Agent may assign the Secured Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof to a successor collateral agent appointed pursuant to Section 10.06 of the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Pledge Agreement in relation thereto.

(d)The Collateral Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

In the event of a public or private sale of Collateral pursuant to Section 8 hereof, the Collateral Agent shall have no obligation to clean, repair or otherwise prepare the Collateral for sale.

11.Rights of Required Lenders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Required Lenders.

12.Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Collateral Agent or any of the holders of the Secured Obligations in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 9.03 of the Credit Agreement as though the word “Obligations” therein were deleted and replaced with the phrase “Secured Obligations,” and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Collateral Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

13.Costs of Counsel. At all times hereafter, whether or not upon the occurrence of an Event of Default, the Grantors agree to promptly pay upon demand any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) of the Collateral Agent and the holders of the Secured Obligations (a) as required under Section 11.04 of the Credit Agreement and (b) as necessary to protect the Collateral or to exercise any rights or remedies under this Security Agreement or with respect to any of the Collateral. All of the foregoing costs and expenses shall constitute Secured Obligations hereunder.

14.Continuing Agreement.

(a)This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding (other than contingent indemnity obligations that are not yet due and payable) and until all of the commitments relating thereto have been terminated. Upon such payment and termination, this Security Agreement shall be automatically terminated and the Collateral Agent shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination. Notwithstanding the foregoing, all indemnities provided hereunder shall survive termination of this Security Agreement.

(b)This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Collateral Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

15.Amendments and Waivers. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement; provided that any update or revision to Schedule 2(d) hereof shall not constitute an amendment for purposes of this Section 15 or Section 11.01 of the Credit Agreement.

16.Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent and the holders of the Secured Obligations hereunder, to the benefit of the Collateral Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Grantors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement (or in a transaction permitted by Section 8.04 of the Credit Agreement).

17.Notices. All notices required or permitted to be given under this Security Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

18.Counterparts. This Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

19.Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

20.Governing Law; Jurisdiction; Waiver of Right to Trial by Jury; Etc.

(a)THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE;

PROVIDED THAT THE COLLATERAL AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE COLLATERAL AGENT, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING THERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, OR ANY OTHER LOAN PARTY OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION

THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN

INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR

THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

21.Severability. If any provision of this Security Agreement or any related document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement and any other related document shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22.Entirety. This Security Agreement, the other Loan Documents and the other documents relating to the Secured Obligations comprise the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. This Security Agreement was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

23.Survival. All representations and warranties made hereunder or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent, the Collateral Agent, and each Lender, regardless of any investigation made by the Administrative Agent, the Collateral Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

24.Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Collateral Agent or the holders of the Secured Obligations under this Security Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

25.Joint and Several Obligations of Grantors.

(a)Subject to subsection (c) of this Section 25, each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

(b)Subject to subsection (c) of this Section 25, each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts joint and several liability with the other Grantors with respect to the payment of all of the Secured Obligations arising under this Security Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the payment Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

(c)Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any other Debtor Relief Law (including any comparable provisions of any applicable state Law).

26.Joinder.  At any time after the date of this Security Agreement, one or more additional Persons may become party hereto by executing and delivering to the Collateral Agent a Collateral Joinder Agreement. Immediately upon such execution and delivery of such Collateral Joinder Agreement (and without any further action), each such additional Person will become a party to this Security Agreement as a “Grantor” and have all of the rights and obligations of a Grantor hereunder and this Security

Agreement and the schedules hereto shall be deemed amended by such Collateral Joinder Agreement.

27.       Replacement of Existing Security Agreement.  As of the date hereof, the Existing Security Agreement shall be amended, restated and superseded and replaced in its entirety by this Security Agreement.

278.Termination and Release.

(a)This Security Agreement and all security interests granted hereby shall terminate when (i) all of the Obligations under the Loan Documents (excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the aggregate amount available to be drawn under Letters of Credit has been reduced to zero (including as a result of obtaining the consent of the applicable L/C Issuer through the provision of Cash Collateral or other arrangement satisfactory to the applicable L/C Issuer) and no L/C Issuer has any further obligation to issue or amend Letters of Credit under the Credit Agreement.

(b)All security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 10.10 of the Credit Agreement.

(c)In connection with any termination or release pursuant to subsection (a) or (b) of this Section 28, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release so long as the applicable Grantor shall have provided the Collateral Agent such certifications or documents as the Collateral Agent shall reasonably request in order to demonstrate compliance with this Section 28.  Any execution and delivery of documents by the Collateral Agent pursuant to this Section shall be without recourse to or warranty by the

Collateral Agent.

[Signatures on Following Pages]

99060020002500GRANTORS:	ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation

By: /s/ Brian L. MacNeal

Name: Brian L. MacNeal

Title: Senior Vice President and Chief Financial

Officer

ARMSTRONG REALTY GROUP, INC., a Pennsylvania corporation

By: /s/ Stephen F. McNamara Name: Stephen F. McNamara Title: Vice President

ARMSTRONG VENTURES, INC., a Delaware corporation

By: /s/ Stephen F. McNamara Name: Stephen F. McNamara Title: Vice President

AWI LICENSING LLC,

a Delaware limited liability company

By: /s/ Stephen F. McNamara

Name: Stephen F. McNamara

Title: Vice President and Controller

AMENDED AND RESTATED SECURITY AGREEMENT ARMSTRONG WORLD INDUSTRIES, INC.

Accepted and agreed to as of the date first above written.

COLLATERAL AGENT:

BANK OF AMERICA, N.A., as Collateral Agent

By: /s/ Kimberly D. Williams Name: Kimberly D. Williams Title:Vice President

AMENDED AND RESTATED SECURITY AGREEMENT ARMSTRONG WORLD INDUSTRIES, INC.

SCHEDULES

Schedule 2(d)Commercial Tort Claims

EXHIBITS

Exhibit 5(b)-1Form of Notice of Grant of Security Interest in Copyrights Exhibit 5(b)-2Form of Notice of Grant of Security Interest in Patents Exhibit 5(b)-3Form of Notice of Grant of Security Interest in Trademarks

SCHEDULE 2(d)

COMMERCIAL TORT CLAIMS

None.

EXHIBIT 5(b)-1

FORM OF NOTICE OF

GRANT OF SECURITY INTEREST IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Amended and Restated Security Agreement, dated as of April

1, 2016 (as the same may be amended, modified, extended or restated from time to time, the “Security

Agreement”), by and among the Grantors party thereto (each an “Grantor” and collectively, the “Grantors”) and Bank of America, N.A., as Collateral Agent (the “Collateral Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the copyrights and copyright applications shown on Schedule 1 attached hereto to the Collateral Agent for the ratable benefit of the holders of the Secured Obligations.

The Grantors and the Collateral Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the copyrights and copyright applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

[Grantor],

a [state] [entity type]

By: Name:

Title:

Grantor’s Address: [insert]

[Signature pages continue on following page]

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Collateral Agent

By: Name:

Title:

Collateral Agent’s Address: [insert]

EXHIBIT 5(b)-2

FORM OF NOTICE OF

GRANT OF SECURITY INTEREST IN

PATENTS United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Amended and Restated Security Agreement, dated as of April

1, 2016 (the “Security Agreement”), by and among the Grantors party thereto (each an “Grantor” and collectively, the “Grantors”) and Bank of America, N.A., as Collateral Agent (the “Collateral Agent”) for the

holders of the Secured Obligations referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the patents and patent applications set forth on Schedule 1 attached hereto to the Collateral Agent for the ratable benefit of the holders of the Secured Obligations.

The Grantors and the Collateral Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the patents and patent applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[Grantor],

a [state] [entity type]

By: Name:

Title:

Grantor’s Address: [insert]

[Signature pages continue on following page]

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Collateral Agent

By: Name:

Title:

Collateral Agent’s Address: [insert]

EXHIBIT 5(b)-3

FORM OF NOTICE OF

GRANT OF SECURITY INTEREST IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Amended and Restated Security Agreement, dated as of April

1, 2016 (the “Security Agreement”), by and among the Grantors party thereto (each an “Grantor” and collectively, the “Grantors”) and Bank of America, N.A., as Collateral Agent (the “Collateral Agent”) for the

holders of the Secured Obligations referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications set forth on

Schedule 1 attached hereto to the Collateral Agent for the ratable benefit of the holders of the Secured

Obligations.

The Grantors and the Collateral Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the trademarks and trademark applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[Grantor],

a [state] [entity type]

By: Name:

Title:

Grantor’s Address: [insert]

[Signature pages continue on following page]

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Collateral Agent

By: Name:

Title:

Collateral Agent’s Address: [insert]